Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2021 relating to the financial statement of Zevia PBC appearing in Registration Statement No. 333-257378 on Form S-1 of Zevia PBC.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 26, 2021